FOR IMMEDIATE RELEASE

PRESS RELEASE

Avidbank Holdings, Inc. Announces Financial Results for the Second Quarter of 2025

SAN JOSE, CA (Accesswire) – August  25, 2025 –  Avidbank Holdings, Inc. (NASDAQ: AVBH) announced net income for the second quarter of 2025 of $5.8 million, or $0.75 per diluted share, compared to $5.4 million, or $0.71 per diluted share, for the first quarter of 2025 and $3.5 million, or $0.46 per diluted share, for the second quarter of 2024.

Initial Public Offering

Subsequent to the end of the second quarter, in August 2025 the Company completed an initial public offering of its common stock, issuing an aggregate total of 3,001,500 shares of common stock at the public offering price of $23.00 per share. After deductions for underwriting fees and commissions and estimated offering expenses, the Company’s net proceeds from the initial public offering totaled approximately $62 million.

Second Quarter 2025 Highlights

•	Book value per share was $25.80 at June 30, 2025, an increase of $0.95, or 15% annualized, from March 31, 2025, and an increase of $4.03, or 19%, from June 30, 2024.
•	Net interest margin expanded to 3.60% in the second quarter of 2025, compared to 3.52% in the first quarter of 2025.
•	Return on average assets improved to 1.00% compared to 0.96% in the first quarter of 2025 and 0.62% in the second quarter of 2024.
•	Loans increased $70.5 million, or 15% annualized, from March 31, 2025 and $105.1 million, or 6%, from June 30, 2024.
•	Average deposits increased $86.2 million, or 18% annualized, from the first quarter of 2025 and $214.9 million, or 12%, from the second quarter of 2024.
•	Nonperforming assets to total assets totaled 0.06% as of June 30, 2025 and March 31, 2025.

“Our second quarter results reflect the continued strength of our business model, with solid loan and deposit growth, further expansion in our net interest margin, and improved profitability,” said Mark D. Mordell, Chairman and Chief Executive Officer. “We are pleased to have successfully completed our initial public offering in August, which further strengthens our capital position to support our long-term strategy and provides the regulatory capital to potentially reposition a substantial portion of our available-for-sale securities portfolio. With a strong balance sheet, disciplined credit culture, and a growing client base, we believe we are well positioned to continue delivering value for our shareholders.”

“Our results are a testament to the trust our clients place in us and the dedication of our employees, who deliver exceptional service every day. As we look ahead, we remain focused on maintaining our disciplined approach to growth while continuing to invest in the relationships, people, and innovative solutions that differentiate Avidbank in the marketplace,” added Mr. Mordell.

Income Statement

Net income totaled $5.8 million for the second quarter of 2025, an increase of $361,000, or 27% annualized, from the first quarter of 2025, and an increase of $2.3 million, or 67%, from the second quarter of 2024.  The primary contributors  to the improvement in net income compared to the first quarter of 2025, were a $1.1 million increase in interest and fees on loans, an increase of $367,000 in noninterest income and a decrease in noninterest expense of $233,000.  Partially offsetting this increase was $925,000 in provision for credit losses during the second quarter of 2025. This increase in provision for credit losses was primarily due to an increase in loans as of June 30, 2025 compared to March 31, 2025.

Net interest income totaled $20.3 million for the second quarter of 2025, an increase of $938,000, or 19% annualized, from the first quarter of 2025, and an increase of $1.8 million, or 10%, from the second quarter of 2024.  Net interest margin was 3.60% in the second quarter of 2025, an increase of 8 basis points compared to the first quarter of 2025,

 Avidbank Holdings, Inc. Second Quarter 2025 Financial Results Press Release

and a 21-basis-point increase compared to the second quarter of 2024. The increase in net interest margin compared to the prior quarter was primarily driven by an increase in average loans and higher loan yields outpacing stable funding costs, which were driven by lower average short-term borrowings.

The yield on loans in the second quarter of 2025 was 7.01%, an increase of 5 basis points from the first quarter of 2025 and a decrease of 36 basis points from the second quarter of 2024. The increase in loan yields compared to the first quarter of 2025 was due to the increase in average loans during the second quarter of 2025 while the decrease in loan yields compared to the second quarter of 2024 was driven by a reduction in the Prime rate.

The cost of interest-bearing deposits in the second quarter of 2025 was 3.54%, an increase of 3 basis points compared to the first quarter of 2025 and a decrease of 57 basis points compared to the second quarter of 2024.  The cost of deposits in the second quarter of 2025 was 2.78%, an increase of 2 basis points from the first quarter of 2025 and a decrease of 31 basis points from the second quarter of 2024.

The provision for credit losses was $925,000 in the second quarter of 2025, compared to $0 in the first quarter of 2025 and $3.0 million in the second quarter of 2024. The provision was higher in the second quarter of 2025 compared to the first quarter primarily due to higher loan balances.

Noninterest income was $1.5 million in the second quarter of 2025 compared to $1.2 million in the first quarter of 2025 and $1.1 million in the second quarter of 2024. The second quarter of 2025 included $273,000 from warrant and success fee income, partially offset by a decrease in other investments income due to fair value adjustments.

Noninterest expense totaled $12.6 million for the second quarter of 2025, compared to $12.8 million in the first quarter of 2025 and $11.8 million in the second quarter of 2024. The decrease from the first quarter was primarily due to lower salaries and benefits expense driven by the following: severance expense of $222,000 and seasonally higher payroll taxes during the first quarter of 2025, as well as higher capitalized loan origination costs during the second quarter of 2025, partially offset by an increase in incentives expense. Occupancy and equipment expense decreased due to lower rent expense in one of our loan production offices.  There were 149 full-time equivalent employees on June  30, 2025, compared to 143 on March  31, 2025.

Balance Sheet

Total assets were $2.39 billion as of June  30, 2025, compared to $2.32 billion as of March  31, 2025, and $2.29 billion at June 30, 2024. Cash and cash equivalents were $129.9 million on June  30, 2025, compared to $125.0 million on March  31, 2025, and $111.7 million on June  30, 2024.

Loans on June  30, 2025, totaled $1.91 billion, an increase of $70.5 million, or 15% annualized, from March  31, 2025, and an increase of $105.1 million, or 6%, from June  30, 2024. The increase in loans during the second quarter of 2025 included an increase of $51.1 million in commercial and industrial loans,  $25.6 million in owner occupied loans and $14.4 million in multi-family loans. Partially offsetting the increase in loans was a $21.7 million decrease in construction and land loans.

The allowance for credit losses on loans was $19.6 million on June  30, 2025, representing an increase of $902,000 from March  31, 2025 and a decrease of $2.8 million compared to June 30, 2024. The allowance for credit losses – loans and unfunded commitments to total loans was 1.15% on June 30, 2025, compared to 1.14% on March 31, 2025 and 1.36% as of June 30, 2024.

Nonperforming loans to total loans was 0.07% on June  30, 3025 unchanged from March  31, 2025 and down 10 basis points from June 30, 2024.

The available-for-sale securities portfolio totaled  $292.8 million as of June  30, 2025, compared to $296.6 million on March  31, 2025, and $308.7 million as of June  30, 2024. The net unrealized loss for the available-for-sale portfolio totaled $63.4 million as of June 30, 2025, compared to $65.6 million at March 31, 2025 and $73.8 million as of June 30, 2024.

Deposits were $2.00 billion on June  30, 2025, an increase of $73.3 million, or 15% annualized, from March  31, 2025 and an increase of 264.3 million, or 15% from June 30, 2024. The change in deposits during the second quarter of 2025 included a $122.2 million increase in interest-bearing checking, offset by a $61.9 million decrease in non-reciprocal brokered deposits. Quarterly average deposits for the second quarter of 2025 were $1.97 billion, an increase of $86.2 million from the first quarter of 2025, and an increase of $214.9 million from the second quarter of 2024.

 Avidbank Holdings, Inc. Second Quarter 2025 Financial Results Press Release

Short-term borrowings on June  30, 2025, totaled $145.0 million, a decrease of $10.0 million, or 26% annualized, compared to March  31, 2025, and a decrease of $185.0 million, or 56%, compared to June 30, 2024.

Book value per share was $25.80 on June  30, 2025, an increase of $0.95 compared to $24.85 on March 31, 2025 and $21.77 as of June 30, 2024. Total shareholders’ equity was $204.4 million on June  30, 2025, an increase of $7.8 million compared to March  31, 2025 and an increase of $33.0 million from June 30, 2024. The change from March 31, 2025 to June 30, 2025 included an increase in retained earnings of $5.8 million and a decrease in accumulated other comprehensive loss of $1.2 million.

About Avidbank

Avidbank Holdings, Inc. (NASDAQ: AVBH), headquartered in San Jose, California, offers innovative financial solutions and services. We specialize in commercial & industrial lending, venture lending, structured finance, asset-based lending, sponsor finance, fund finance, and real estate construction and commercial real estate lending. Avidbank provides a different approach to banking. We do what we say.

Non-GAAP Financial Measures

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures in addition to results presented in accordance with GAAP. Management has presented these non-GAAP financial measures because we believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP. Management believes that taxable equivalent net interest income and taxable equivalent net interest margin are reasonable measures to understand the Company’s core operating performance and are important to many investors in the marketplace who are interested in understanding our profitability prospects from our core operations.

However, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other banking companies use. Other banking companies may use names similar to those we use for the non-GAAP financial measures we disclose but may calculate them differently. You should understand how we and other companies each calculate their non-GAAP financial measures when making comparisons.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, which involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy and expectations. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. We caution that the forward-looking information and statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: uncertain market conditions and economic trends nationally, regionally and particularly in the Bay Area and California; economic conditions affecting the venture capital and private equity industries, including any decline in overall portfolio company investment, merger and acquisition activity and other liquidity events affecting venture and private equity fund and their portfolio companies; risks related to the concentration of our business in California, and specifically within the Bay Area, including risks associated with any downturn in the real estate sector; our inability to successfully reposition our available-for-sale securities portfolio utilizing the proceeds from our recent public offering; incurrence of any losses in connection with any repositioning of our available-for-sale securities portfolio utilizing the proceeds from our recently completed public offering; the occurrence of significant natural disasters, including fires and earthquakes, and acts of war or terrorism; our ability to conduct our business could be disrupted by natural or man-made disasters, including the effects of pandemic viruses; changes in market interest rates that affect the pricing of our loans and deposits and our net

 Avidbank Holdings, Inc. Second Quarter 2025 Financial Results Press Release

interest income; risks related to our strategic focus on lending to small to medium-sized businesses; the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses and the value of loan collateral and securities; our ability to attract and retain executive officers and key employees and their customer and community relationships; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality and losses in our loan portfolio; the costs of and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to; the results of regulatory examinations or reviews and the effect of and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; our level of nonperforming assets and the costs associated with resolving problem loans; our ability to maintain adequate liquidity and to raise necessary capital to fund our growth strategy and operations or to meet increased minimum regulatory capital levels; the effects of increased competition from a wide variety of local, regional, national and other providers of financial services; technological changes and developments; negative trends in our market capitalization and adverse changes in the price of our common stock; risks associated with unauthorized access, cyber-crime and other threats to data security; the effects of any acquisitions or dispositions we may make or evaluate, and the costs associated with any potential or actual acquisition or disposition; our ability to comply with various governmental and regulatory requirements applicable to financial institutions, including supervisory actions by federal and state banking agencies; the impact of recent and future legislative and regulatory changes, including changes in banking, accounting, securities and tax laws and regulations and their application by our regulators, and economic stimulus programs; governmental monetary and fiscal policies, including the policies of the Federal Reserve and policies related to tariffs; our ability to implement, maintain and improve effective internal controls; our use of the net proceeds from our recent public offering; and our success at managing any of the risks involved any of the foregoing items. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's filings with the SEC under the heading “Risk Factors” and available at the SEC’s Internet site www.sec.gov. The foregoing factors should not be considered exhaustive. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We disclaim any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

Contact:

Patrick Oakes

Executive Vice President and Chief Financial Officer

408-200-7390

IR@avidbank.com

 Avidbank Holdings, Inc. Second Quarter 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Selected Financial Data (Unaudited)
(In thousands, except share and per share amounts)
	Quarter Ended					Year-to-Date
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
INCOME HIGHLIGHTS
Net income	$5,797	$5,436	$6,457	$5,846	$3,466	$11,233	$8,712
PER SHARE DATA
Basic earnings per share	$0.77	$0.73	$0.87	$0.79	$0.47	$1.50	$1.18
Diluted earnings per share	0.75	0.71	0.84	0.77	0.46	1.46	1.15
Book value per share	25.80	24.85	23.57	23.95	21.77	25.80	21.77
PERFORMANCE MEASURES
Return on average assets(1)	1.00%	0.96%	1.14%	1.02%	0.62%	0.98%	0.78%
Return on average equity(1)	11.59%	11.49%	13.65%	12.97%	8.35%	11.54%	10.50%
Net interest margin	3.60%	3.52%	3.48%	3.35%	3.39%	3.56%	3.46%
Taxable equivalent net interest margin(2)	3.60%	3.52%	3.49%	3.35%	3.39%	3.56%	3.46%
Efficiency ratio	57.77%	62.57%	52.53%	59.29%	59.92%	60.10%	60.78%
Average loans to average deposits	95.69%	98.55%	95.86%	99.90%	103.19%	97.08%	102.53%
CAPITAL
Tier 1 leverage ratio	10.53%	10.39%	10.35%	9.93%	9.64%	10.53%	9.64%
Common equity tier 1 capital ratio	11.02%	11.10%	10.59%	10.75%	10.08%	11.02%	10.08%
Tier 1 risk-based capital ratio	11.02%	11.10%	10.59%	10.75%	10.08%	11.02%	10.08%
Total risk-based capital ratio	12.76%	12.86%	12.30%	12.92%	12.17%	12.76%	12.17%
Common equity ratio	8.55%	8.48%	8.09%	8.21%	7.50%	8.55%	7.50%
SHARES OUTSTANDING
Number of common shares outstanding	7,923,946	7,912,184	7,906,761	7,871,818	7,876,082	7,923,946	7,876,082
Average common shares outstanding - basic	7,534,264	7,488,051	7,455,650	7,434,726	7,426,949	7,511,285	7,406,794
Average common shares outstanding - diluted	7,686,385	7,682,884	7,661,711	7,622,428	7,578,613	7,684,976	7,565,065
ASSET QUALITY
Total allowance for credit losses-loans and unfunded commitments	1.15%	1.14%	1.12%	1.37%	1.36%	1.15%	1.36%
Nonperforming assets to total assets	0.06%	0.06%	0.06%	0.16%	0.16%	0.06%	0.16%
Nonperforming loans to total loans	0.07%	0.07%	0.07%	0.20%	0.20%	0.07%	0.20%
Net charge-offs to average loans(1)	0.00%	-0.01%	0.93%	0.02%	0.00%	-0.01%	0.00%
AVERAGE BALANCES
Loans, net of deferred loan fees	$1,887,263	$1,858,716	$1,815,933	$1,804,107	$1,813,422	$1,873,068	$1,785,096
Investment securities	293,640	296,422	308,502	311,450	307,294	295,024	313,367
Total assets	2,322,264	2,289,935	2,250,086	2,272,623	2,265,583	2,306,188	2,244,180
Deposits	1,972,215	1,885,993	1,894,321	1,805,935	1,757,320	1,929,342	1,741,082
Shareholders' equity	200,608	191,891	188,170	179,260	166,874	196,273	166,890
(1) Annualized
(2) A non-GAAP performance measure. We provide detailed reconciliations in the "Non-GAAP Performance and Financial Measures Reconciliation" table.

 Avidbank Holdings, Inc. Second Quarter 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Consolidated Balance Sheets (Unaudited)
(In thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Assets
Cash and due from banks	$2,800	$18,866	$8,662	$15,172	$13,750
Due from Federal Reserve Bank and interest-bearing deposits in banks	127,123	106,135	74,039	121,361	97,974
Total cash and cash equivalents	129,923	125,001	82,701	136,533	111,724
Investment securities available-for-sale	292,808	296,617	296,556	316,741	308,661
Loans, net of deferred loan fees	1,911,718	1,841,187	1,864,942	1,786,756	1,806,607
Allowance for credit losses on loans	(19,624)	(18,722)	(18,679)	(22,315)	(22,410)
Loans, net of allowance for credit losses on loans	1,892,094	1,822,465	1,846,263	1,764,441	1,784,197
Bank owned life insurance	12,857	12,764	12,674	12,580	12,490
Premises and equipment, net	1,927	2,118	2,331	2,549	2,810
Accrued interest receivable and other assets	62,520	60,957	63,963	62,625	67,139
Total assets	$2,392,129	$2,319,922	$2,304,488	$2,295,469	$2,287,021

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$443,540	$419,823	$414,327	$405,528	$405,644
Interest-bearing checking	1,087,621	965,467	993,219	1,026,898	840,839
Money market and savings	399,849	399,010	338,578	336,166	312,162
Time	46,770	58,273	74,468	75,033	99,239
Non-reciprocal brokered(1)	25,001	86,915	70,763	57,903	80,608
Total deposits	2,002,781	1,929,488	1,891,355	1,901,528	1,738,492
Subordinated debt, net	22,000	22,000	22,000	21,982	21,957
Short-term borrowings	145,000	155,000	185,000	160,000	330,000
Accrued interest payable and other liabilities	17,929	16,815	19,771	23,438	25,123
Total liabilities	2,187,710	2,123,303	2,118,126	2,106,948	2,115,572

Shareholders' Equity
Common stock	107,608	106,839	106,997	106,169	105,487
Retained earnings	141,936	136,139	130,703	124,246	118,400
Accumulated other comprehensive loss	(45,125)	(46,359)	(51,338)	(41,894)	(52,438)
Total shareholders' equity	204,419	196,619	186,362	188,521	171,449

Total liabilities and shareholders' equity	$2,392,129	$2,319,922	$2,304,488	$2,295,469	$2,287,021

(1) FDIC regulations impose a general cap on reciprocal deposits that may be exempt from brokered deposits classification equal to 20% of the Bank’s total liabilities. As of June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024, an additional $495.4 million, $447.8 million, $470.0 million, $509.3 million and $440.6 million of our deposits were considered brokered deposits by the FDIC due to being in excess of the general cap, respectively.

 Avidbank Holdings, Inc. Second Quarter 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Quarter Ended					Year-to-Date
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Interest and fees on loans	$32,967	$31,885	$32,308	$33,488	$33,255	$64,852	$65,083
Interest on investment securities	1,703	1,749	1,770	1,767	1,801	3,452	3,624
Federal Home Loan Bank dividends	181	185	185	183	193	366	384
Other interest income	793	706	681	1,198	951	1,499	1,770
Total interest income	35,644	34,525	34,944	36,636	36,200	70,169	70,861
Deposit interest expense	13,669	12,827	14,015	14,602	13,494	26,496	25,528
Interest on short-term borrowings	1,242	1,911	1,437	3,121	3,880	3,153	7,322
Interest on subordinated debt	443	435	293	300	300	878	601
Total interest expense	15,354	15,173	15,745	18,023	17,674	30,527	33,451
Net interest income	20,290	19,352	19,199	18,613	18,526	39,642	37,410
Provision for credit losses	925	–	779	–	2,998	925	3,317
Net interest income after provision for credit losses	19,365	19,352	18,420	18,613	15,528	38,717	34,093
Service charges and bank fees	840	762	649	675	658	1,602	1,275
Foreign exchange income	196	220	191	246	208	416	460
Income from bank owned life insurance	93	90	93	90	137	183	324
Warrant and success fee income	273	–	65	–	–	273	–
Other investment income	(23)	47	637	240	59	24	214
Other income	159	52	205	539	36	211	108
Total noninterest income	1,538	1,171	1,840	1,790	1,098	2,709	2,381
Salaries and benefit expenses	8,978	9,097	7,389	8,336	7,980	18,075	16,774
Occupancy and equipment expenses	759	996	919	1,033	1,039	1,755	2,067
Data processing	759	615	613	638	597	1,374	1,161
Regulatory assessments	420	544	541	528	568	964	1,014
Legal and professional fees	715	511	452	534	541	1,226	1,152
Other operating expenses	978	1,079	1,138	1,028	1,033	2,057	2,016
Total noninterest expense	12,609	12,842	11,052	12,097	11,758	25,451	24,184
Income before income taxes	8,294	7,681	9,208	8,306	4,868	15,975	12,290
Provision for income taxes	2,497	2,245	2,751	2,460	1,402	4,742	3,578
Net income	$5,797	$5,436	$6,457	$5,846	$3,466	$11,233	$8,712

Basic earnings per common share	$0.77	$0.73	$0.87	$0.79	$0.47	$1.50	$1.18
Diluted earnings per common share	0.75	0.71	0.84	0.77	0.46	1.46	1.15

Weighted average shares - basic	7,534,264	7,488,051	7,455,650	7,434,726	7,426,949	7,511,285	7,406,794
Weighted average shares - diluted	7,686,385	7,682,884	7,661,711	7,622,428	7,578,613	7,684,976	7,565,065

 Avidbank Holdings, Inc. Second Quarter 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)
(In thousands)

	Quarter Ended
	June 30, 2025			March 31, 2025
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
	Balance	Expense	Rates(5)	Balance	Expense	Rates(5)
Assets
Interest-earning assets:
Loans, net of deferred fees(1)	$1,887,263	$32,967	7.01%	$1,858,716	$31,885	6.96%
Fed funds sold/interest-bearing deposits	73,552	793	4.32%	64,376	706	4.45%
Investment securities
Taxable investment securities	291,074	1,672	2.30%	293,736	1,718	2.37%
Non-taxable investment securities(2)	2,566	39	6.10%	2,686	39	5.84%
Total investment securities	293,640	1,711	2.34%	296,422	1,757	2.40%
FHLB stock	8,409	181	8.63%	8,409	185	8.92%
Total interest-earning assets	2,262,864	35,652	6.32%	2,227,923	34,533	6.29%
Noninterest-earning assets:
Cash and due from banks	10,120			12,851
All other assets(3)	49,280			49,161
Total assets	$2,322,264			$2,289,935
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,038,372	$9,483	3.66%	$956,994	$8,530	3.61%
Money market and savings	398,438	3,094	3.11%	385,434	2,871	3.02%
Time deposits	47,398	400	3.38%	60,282	558	3.75%
Non-reciprocal brokered deposits	62,853	692	4.42%	77,537	868	4.54%
Total interest-bearing deposits	1,547,061	13,669	3.54%	1,480,247	12,827	3.51%
Short-term borrowings	108,374	1,242	4.60%	170,111	1,911	4.56%
Subordinated debt	22,000	443	8.08%	22,000	435	8.02%
Total interest-bearing liabilities	1,677,435	15,354	3.67%	1,672,358	15,173	3.68%
Noninterest-bearing liabilities:
Demand deposits	425,154			405,746
Accrued expenses and other liabilities	19,067			19,940
Shareholders' equity	200,608			191,891
Total liabilities and shareholders' equity	$2,322,264			$2,289,935

Net interest spread			2.65%			2.61%
Net interest income and margin(4)		$20,298	3.60%		$19,360	3.52%
Non-taxable equivalent net interest margin			3.60%			3.52%
Cost of deposits	$1,972,215	$13,669	2.78%	$1,885,993	$12,827	2.76%

(1) Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes net amortization of deferred loan fees / (costs) of $314 thousand and $496 thousand, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including negative balance on average allowance for credit losses on loans of $19.1 million and $18.8 million, respectively.
(4) Net interest margin is net interest income divided by total interest-earning assets.
(5) Annualized

 Avidbank Holdings, Inc. Second Quarter 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)
(In thousands)

	Quarter Ended
	June 30, 2025			June 30, 2024
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
	Balance	Expense	Rates(5)	Balance	Expense	Rates(5)
Assets
Interest-earning assets:
Loans, net of deferred fees(1)	$1,887,263	$32,967	7.01%	$1,813,422	$33,255	7.38%
Fed funds sold/interest-bearing deposits	73,552	793	4.32%	70,491	951	5.43%
Investment securities
Taxable investment securities	291,074	1,672	2.30%	305,492	1,778	2.34%
Non-taxable investment securities(2)	2,566	39	6.10%	1,802	28	6.25%
Total investment securities	293,640	1,711	2.34%	307,294	1,806	2.36%
FHLB stock	8,409	181	8.63%	8,409	193	9.23%
Total interest-earning assets	2,262,864	35,652	6.32%	2,199,616	36,205	6.62%
Noninterest-earning assets:
Cash and due from banks	10,120			12,188
All other assets(3)	49,280			53,779
Total assets	$2,322,264			$2,265,583
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,038,372	$9,483	3.66%	$783,048	$8,031	4.12%
Money market and savings	398,438	3,094	3.11%	304,392	2,598	3.43%
Time deposits	47,398	400	3.38%	97,430	1,035	4.27%
Non-reciprocal brokered deposits	62,853	692	4.42%	135,952	1,830	5.41%
Total interest-bearing deposits	1,547,061	13,669	3.54%	1,320,822	13,494	4.11%
Short-term borrowings	108,374	1,242	4.60%	295,220	3,880	5.29%
Subordinated debt	22,000	443	8.08%	21,944	300	5.50%
Total interest-bearing liabilities	1,677,435	15,354	3.67%	1,637,986	17,674	4.34%
Noninterest-bearing liabilities:
Demand deposits	425,154			436,498
Accrued expenses and other liabilities	19,067			24,225
Shareholders' equity	200,608			166,874
Total liabilities and shareholders' equity	$2,322,264			$2,265,583

Net interest spread			2.65%			2.28%
Net interest income and margin(4)		$20,298	3.60%		$18,531	3.39%
Non-taxable equivalent net interest margin			3.60%			3.39%
Cost of deposits	$1,972,215	$13,669	2.78%	$1,757,320	$13,494	3.09%

(1) Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes net amortization of deferred loan fees / (costs) of $314 thousand and $409 thousand, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including negative balance on average allowance for credit losses on loans of $19.1 million and $19.8 million, respectively.
(4) Net interest margin is net interest income divided by total interest-earning assets.
(5) Annualized

 Avidbank Holdings, Inc. Second Quarter 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)
(In thousands)

	Year-to-Date
	June 30, 2025			June 30, 2024
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
	Balance	Expense	Rates(5)	Balance	Expense	Rates(5)
Assets
Interest earning assets:
Loans, net of deferred fees(1)	$1,873,068	$64,852	6.98%	$1,785,096	$65,083	7.33%
Fed funds sold/interest bearing deposits	68,989	1,499	4.38%	64,941	1,770	5.48%
Investment securities
Taxable investment securities	292,398	3,391	2.34%	311,532	3,580	2.31%
Non-taxable investment securities(2)	2,626	77	5.91%	1,835	56	6.14%
Total investment securities	295,024	3,468	2.37%	313,367	3,636	2.33%
FHLB stock	8,409	366	8.78%	8,409	384	9.18%
Total interest-earning assets	2,245,490	70,185	6.30%	2,171,813	70,873	6.56%
Noninterest-earning assets:
Cash and due from banks	11,478			12,613
All other assets(3)	49,220			59,754
Total assets	$2,306,188			$2,244,180
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$997,907	$18,013	3.64%	$764,981	$15,470	4.07%
Money market and savings	391,972	5,965	3.07%	303,992	4,868	3.22%
Time deposits	53,805	958	3.59%	77,107	1,590	4.15%
Non-reciprocal brokered deposits	70,154	1,560	4.48%	135,203	3,600	5.35%
Total interest-bearing deposits	1,513,838	26,496	3.53%	1,281,283	25,528	4.01%
Short-term borrowings	139,072	3,153	4.57%	288,643	7,322	5.10%
Subordinated debt	22,000	878	8.05%	21,931	601	5.51%
Total interest-bearing liabilities	1,674,910	30,527	3.68%	1,591,857	33,451	4.23%
Noninterest-bearing liabilities:
Demand deposits	415,504			459,799
Accrued expenses and other liabilities	19,501			25,634
Shareholders' equity	196,273			166,890
Total liabilities and shareholders' equity	$2,306,188			$2,244,180

Net interest spread			2.62%			2.33%
Net interest income and margin(4)		$39,658	3.56%		$37,422	3.47%
Non-taxable equivalent net interest margin			3.56%			3.46%
Cost of deposits	$1,929,342	$26,496	2.77%	$1,741,082	$25,528	2.95%

(1) Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of deferred loan fees / (costs) of $810 thousand and $864 thousand, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including negative balance on average allowance for credit losses on loans of $18.9 million and $19.5 million, respectively.
(4) Net interest margin is net interest income divided by total interest-earning assets.
(5) Annualized

 Avidbank Holdings, Inc. Second Quarter 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Asset Quality Data (Unaudited)
(In thousands)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	As of/For the Year-to-Date Period Ended June 30,
	2025	2025	2024	2024	2024	2025	2024
Allowance for Credit Losses on Loans
Beginning balance	$18,722	$18,679	$22,315	$22,410	$19,342	$18,679	$19,131
Provision for credit losses on loans	891	–	630	–	3,068	891	3,279
Charge-offs	–	–	(4,266)	(95)	–	–	–
Recoveries	11	43	–	–	–	54	–
Ending balance	$19,624	$18,722	$18,679	$22,315	$22,410	$19,624	$22,410
Allowance for Credit Losses on Unfunded Commitments
Beginning balance	$2,247	$2,247	$2,098	$2,098	$2,168	$2,247	$2,060
Provision for unfunded commitments	34	–	149	–	(70)	34	38
Ending balance	$2,281	$2,247	$2,247	$2,098	$2,098	$2,281	$2,098
Total allowance for credit losses - loans and unfunded commitments	$21,905	$20,969	$20,926	$24,413	$24,508	$21,905	$24,508
Provision for credit losses under CECL
Provision for credit losses on loans	$891	$–	$630	$–	$3,068	$891	$3,279
Provision for unfunded commitments	34	–	149	–	(70)	34	38
Total provision for credit losses under CECL	$925	$–	$779	$–	$2,998	$925	$3,317
Nonperforming Assets
Loans accounted for on a non-accrual basis	$1,332	$1,340	$1,347	$3,621	$3,686	$1,332	$3,686
Loans past due 90 days or more and still accruing	–	–	–	–	–	–	–
Nonperforming loans	1,332	1,340	1,347	3,621	3,686	1,332	3,686
Other real estate owned	–	–	–	–	–	–	–
Nonperforming assets	$1,332	$1,340	$1,347	$3,621	$3,686	$1,332	$3,686
Nonperforming Loans by Type:
Commercial	$1,332	$1,340	$1,347	$3,621	$3,686	$1,332	$3,686
Total Nonperforming loans	$1,332	$1,340	$1,347	$3,621	$3,686	$1,332	$3,686

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.03%	1.02%	1.00%	1.25%	1.24%	1.03%	1.24%
Total allowance for credit losses-loans and unfunded commitments	1.15%	1.14%	1.12%	1.37%	1.36%	1.15%	1.36%
Allowance for credit losses on loans to nonperforming loans	1473.27%	1397.16%	1386.71%	616.27%	607.98%	1473.27%	607.98%
Nonperforming assets to total assets	0.06%	0.06%	0.06%	0.16%	0.16%	0.06%	0.16%
Nonperforming loans to total loans	0.07%	0.07%	0.07%	0.20%	0.20%	0.07%	0.20%
Net charge-offs to average loans(1)	0.00%	-0.01%	0.93%	0.02%	0.00%	-0.01%	0.00%
Criticized loans to total loans	1.87%	1.43%	2.27%	1.62%	1.49%	1.87%	1.49%
Classified loans to total loans	0.38%	0.20%	0.22%	0.51%	0.52%	0.38%	0.52%
(1) Charge-off ratios are annualized for the quarterly presentation.

 Avidbank Holdings, Inc. Second Quarter 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Loans and Deposits (Unaudited)
(In thousands)
						Current	Year
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	Quarter	Over Year
	2025	2025	2024	2024	2024	Change	Change
Loans
Commercial and industrial loans	$855,049	$803,920	$816,963	$759,492	$774,666	$51,129	$80,383
Commercial real estate
Multi-family	241,399	227,003	216,018	199,929	202,292	14,396	39,107
Owner Occupied	168,393	142,764	142,650	141,139	157,376	25,629	11,017
Non-Owner Occupied	407,955	405,788	414,551	406,007	412,473	2,167	(4,518)
Construction and land	204,973	226,641	246,301	253,325	242,966	(21,668)	(37,993)
Residential	31,560	32,985	27,494	25,799	15,717	(1,425)	15,843
Total real estate loans	1,054,280	1,035,181	1,047,014	1,026,199	1,030,824	19,099	23,456
Other loans	2,389	2,086	965	1,065	1,117	303	1,272
Total loans, net of deferred fees	$1,911,718	$1,841,187	$1,864,942	$1,786,756	$1,806,607	$70,531	$105,111

Deposits
Noninterest-bearing demand	$443,540	$419,823	$414,327	$405,528	$405,644	$23,717	$37,896
Interest-bearing checking	1,087,621	965,467	993,219	1,026,898	840,839	122,154	246,782
Money market and savings	399,849	399,010	338,578	336,166	312,162	839	87,687
Time	46,770	58,273	74,468	75,033	99,239	(11,503)	(52,469)
Non-reciprocal brokered(1)	25,001	86,915	70,763	57,903	80,608	(61,914)	(55,607)
Total deposits	$2,002,781	$1,929,488	$1,891,355	$1,901,528	$1,738,492	$73,293	$264,289

Average Deposits
Noninterest-bearing demand	$425,154	$405,746	$422,807	$408,626	$436,498	$19,408	$(11,344)
Interest-bearing checking	1,038,372	956,994	994,121	903,542	783,048	81,378	255,324
Money market and savings	398,438	385,434	351,126	348,125	304,392	13,004	94,046
Time	47,398	60,282	77,203	75,972	97,430	(12,884)	(50,032)
Non-reciprocal brokered	62,853	77,537	49,064	69,670	135,952	(14,684)	(73,099)
Total deposits	$1,972,215	$1,885,993	$1,894,321	$1,805,935	$1,757,320	$86,222	$214,895

(1) FDIC regulations impose a general cap on reciprocal deposits that may be exempt from brokered deposits classification equal to 20% of the Bank’s total liabilities. As of June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024, an additional $495.4 million, $447.8 million, $470.0 million, $509.3 million and $440.6 million of our deposits were considered brokered deposits by the FDIC due to being in excess of the general cap, respectively.

 Avidbank Holdings, Inc. Second Quarter 2025 Financial Results Press Release

AVIDBANK HOLDINGS, INC.
Non-GAAP Performance and Financial Measures Reconciliation (Unaudited)
(In thousands)

Management reviews yields on certain asset categories and the net interest margin of the Company on a fully taxable equivalent basis. The non-GAAP taxable equivalent net interest income and net interest margin adjustments facilitate performance comparisons between taxable and tax-free assets by increasing the tax-free income by an amount equivalent to the Federal income taxes that would have been paid if this income were taxable at the Company's 21% Federal statutory rate.

	Quarter Ended					Year-to-Date
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Non-GAAP taxable equivalent net interest income reconciliation
Net interest income - GAAP	$20,290	$19,352	$19,199	$18,613	$18,526	$39,642	$37,410
Taxable equivalent adjustment	8	8	7	6	5	16	12
Net interest income - taxable equivalent (non-GAAP)	$20,298	$19,360	$19,206	$18,619	$18,531	$39,658	$37,422

Non-GAAP taxable equivalent net interest margin reconciliation
Net interest margin - GAAP	3.60%	3.52%	3.48%	3.35%	3.39%	3.56%	3.46%
Impact of taxable equivalent adjustment	–	–	0.01	–	–	–	0.01
Net interest margin - taxable equivalent (non-GAAP)	3.60%	3.52%	3.49%	3.35%	3.39%	3.56%	3.47%